UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/15/2011

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 15, 2011, News Corporation (the "Company") issued a press release announcing the appointment of Tom Mockridge to the role of Chief Executive Officer of News International, effective immediately. On the same day, the Company released an internal communication from James Murdoch regarding News International.

Also on July 15, 2011, the Company issued a press release announcing the resignation of Les Hinton, Chief Executive Officer of Dow Jones & Company and Publisher of The Wall Street Journal, effective immediately.

A copy of the Company's press releases announcing the appointment of Tom Mockridge and the resignation of Les Hinton are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. A copy of the message from James Murdoch is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number          Description
________________________________________
99.1             Press release of News Corporation, dated July 15, 2011, announcing the appointment of Tom Mockridge.

99.2             Press release of News Corporation, dated July 15, 2011, announcing the resignation of Les Hinton.

99.3             Message from James Murdoch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: July 15, 2011	By:	/s/ Janet Nova
Janet Nova
Senior Vice President and Interim Group General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release of News Corporation, dated July 15, 2011, announcing the appointment of Tom Mockridge.
EX-99.2	Press release of News Corporation, dated July 15, 2011, announcing the resignation of Les Hinton.
EX-99.3	Message from James Murdoch.